Exhibit 10.3

MAXAR TECHNOLOGIES INC.

2019  INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Maxar Technologies Inc., a Delaware corporation, (the “Company”), pursuant to its 2019  Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of performance stock units (“Performance Stock Units” or “PSUs”).  Each vested Performance Stock Unit represents the right to receive, in accordance with the Performance Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), a number of shares of Common Stock  (each, a “Share”) based on the Company’s achievement of certain performance goals.  This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[__________________________]

Grant Date:	[__________________________]

Total Number of PSUs:	[_____________]

Vesting Schedule:	[To be specified in the individual agreements.] The maximum number of Shares that may be issued in respect of the PSUs is [___]

Termination of PSUs:

Except as set forth in the Agreement, if the Participant experiences a Termination of Service, all PSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.  In addition, in the event that the Achievement Factor as of a Performance Period’s Determination Date (each as defined in Exhibit B) is zero, any PSUs subject to such Performance Period will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.  The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.  In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the PSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

MAXAR TECHNOLOGIES INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”)  to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached, Maxar Technologies Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Company’s 2019  Incentive Award Plan, as amended from time to time (the “Plan”).  Each Performance Stock Unit represents the right to receive a number of shares of Common Stock (each, a “Share”) based on the Company’s achievement of certain performance goals.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I.

GENERAL

1.1           Incorporation of Terms of Plan.  The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF PERFORMANCE STOCK UNITS

2.1            Grant of PSUs.  Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.

2.2            Unsecured Obligation to PSUs.  Each PSU constitutes the right to receive a number of Shares upon vesting, as determined in accordance with Section 2.3 and 2.6 below.  Unless and until the PSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such PSUs.  Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3        Vesting Schedule; Change in Control.

(a)            Subject to Section 2.5 hereof, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof in accordance with the Grant Notice and this Section 2.3.

(b)            Notwithstanding Section 2.3(a), if a Change in Control occurs and at least one of the two additional circumstances described below occurs, then each unvested PSU will become immediately vested and earned, in whole or in part:

(i)          upon a Change in Control, the surviving corporation or successor fails to continue or assume the obligations with respect to the PSUs or fails to provide for the conversion or replacement of the PSUs with an equivalent award; or

(ii)        in the event that the PSUs are continued, assumed, converted or replaced as contemplated in Section 2.3(b)(i), during the one-year period following the effective date of a Change in Control, the Participant incurs a termination of employment or service with the Company or a Subsidiary without Cause or for Good Reason.

For any PSUs that vest in accordance with Section 2.3(b), such PSUs shall vest based on the greater of: (i) actual performance through the date of (x) the Change in Control, in the event subsection (i) above applies or (y) the date of Termination of Service, in the event subsection (ii) applies (in each case, the “Early Measurement Date”); or (ii) prorated target performance (as set forth on Exhibit B) based on the number of days elapsed in the applicable Performance Period through the Early Measurement Date.

(c)            For purposes of Section 2.3, the obligations with respect to the PSUs will be considered to have been converted or replaced with an equivalent award by the surviving corporation or successor (or an affiliate thereof), if each of the following conditions are met, which determination will be made solely in the discretionary judgment of the Administrator (as constituted immediately prior to the Change in Control), which determination may be made in advance of the effective date of a particular Change in Control:

(i)         the converted or replaced award preserves the existing value of the PSUs being replaced, and contains provisions for scheduled vesting and treatment on termination of employment (including the definition of Cause and Good Reason) that are no less favorable to the Participant than the PSUs being replaced; and

(ii)        the security represented by the converted or replaced award is of a class that is publicly held and widely traded on an established stock exchange.

2.4            Consideration to the Company.  In consideration of the grant of the award of PSUs pursuant hereto,  the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

2.5           Forfeiture, Termination and Cancellation upon Termination of Service.  Subject to Section 2.3(b), upon the Participant’s Termination of Service for any or no reason, all Performance Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.  Further, notwithstanding anything herein to the contrary, in the event the Achievement Factor calculated as of a Performance Period’s Determination Date equals zero (0), then any PSUs subject to such Performance Period shall thereupon automatically be forfeited, terminated and cancelled as of the applicable Determination Date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the PSUs which has not become vested as of the date on which the Participant incurs a Termination of Service shall thereafter become vested.

2.6           Settlement upon Vesting.

(a)            As soon as administratively practicable following the vesting of any Performance Stock Units pursuant to Section 2.3 hereof, but in no event later than thirty (30) days thereafter (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares determined in accordance with the

Grant Notice and Exhibit B.  Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 10.4 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b)            As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Performance Stock Units.  The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares.

2.7            Conditions to Delivery of Shares.  The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.

2.8            Rights as Stockholder.  The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.

ARTICLE III.

OTHER PROVISIONS

3.1            Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.

3.2           PSUs Not Transferable.  The PSUs shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan.

3.3        Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto).  The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.4        Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5        Adjustments Upon Specified Events.  The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.

3.6        Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.7        Participant’s Representations.  If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.8        Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9        Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10      Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.11      Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.

3.12      Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.13      Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.14      Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.

3.15      Section 409A.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.16      Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

3.17      Data Privacy.  Without limiting the generality of any other provision of this Agreement, Section 10.8 (“Data Privacy”) of the Plan is hereby expressly incorporated into this Agreement as if first set forth herein.

3.18      Foreign Asset/Account Reporting Notification. The Participant understands that the Participant’s country may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Participant’s ability to hold Shares received from the PSUs in a brokerage or bank account outside of the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable regulations, and the Participant should speak to the Participant’s personal advisor on this matter.

3.19      Additional Acknowledgement.  The Participant acknowledges that for employment law purposes outside the United States, the PSUs and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments.

3.20      Additional Terms for Participants in Canada.

(a)         Notwithstanding any other provision of the Plan, Agreement or Grant Notice, in no event will the final vesting date of any PSU granted hereunder be (and any subsequent payment and/or settlement thereof be made) later than December 31 of the third calendar year following the year of grant, and any PSUs that have not settled and/or been paid by such date will automatically expire or will accelerate and be settled and/or paid out by such date, at the sole discretion of the Company.

(b)         By accepting this grant of securities, the Participant represents and warrants to the Company that the Participant’s participation in the trade and acceptance of such securities is voluntary and that the Participant has not been induced to participate by expectation of engagement, appointment, employment, continued appointment or continued employment, as applicable.

3.21      Language Consent for Participants in Quebec.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (« Agreement »), ainsi que de tous documents, avis et procédures judiciaires,  exécutés,  donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Exhibit B

PERFORMANCE GOALS

1.    Definitions.

“Achievement Factor” for a Performance Period means [______].

“Performance Period” means [_____].

[Additional definitions to be specified in the individual agreements.]

2.    Achievement Factors.  As soon as administratively practicable following the end of each Performance Period (but in no event later than 60 days following the completion of such Performance Period), the Administrator shall determine [_______] (such date of determination, the “Determination Date”).

[Additional details to be specified in the individual agreements.]

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